UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2023

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(281) 291-0510
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 15, 2023, USD Partners LP (the “Partnership”) received a written notice from the staff of NYSE Regulation notifying the Partnership that NYSE Regulation had determined to commence proceedings to delist the Partnership’s common units from the New York Stock Exchange (“NYSE”). Trading in the Partnership’s common units on the NYSE was suspended after the market close on November 15, 2023. NYSE Regulation reached its decision to delist the common units pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Partnership had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million.

NYSE Regulation indicated that they will apply to the Securities and Exchange Commission (the “SEC”) to delist the Partnership’s common units upon completion of all applicable procedures, including any appeal by the Partnership of the NYSE Regulation staff’s decision. The Partnership has 10 business days to determine whether to appeal the NYSE’s delisting determination.

The Partnership’s common units commenced trading on the OTC Pink Market on November 16, 2023. The Partnership expects its common units to trade under the symbol “USDP.” The Partnership is under no obligation to develop or maintain a market in the common units. The Partnership cannot provide assurance that its common units will continue to trade on the OTC Pink Market, that brokers will continue to provide public quotes of the Partnership’s common units, that a market for the Partnership’s common units will develop or be maintained, or that the trading volume of the Partnership’s common units will be sufficient enough to generate an efficient trading market. Holders of common units may not be able to sell or otherwise transfer such common units.

Please refer to “Risk Factors - If we cannot regain compliance with the NYSE’s continued listing standards or we fail to maintain compliance with other NYSE continued listing standards, the NYSE will delist our common units, which could negatively affect us, the price of our common units and our unitholders’ ability to sell our common units. Based on the current price of our common units, we expect the NYSE will suspend our common units from trading on or about November 17, 2023 and immediately initiate delisting procedures.” under Item 1A of the Partnership Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 7, 2023.

Item 8.01	Other Events.

On November 15, 2023, the Partnership issued a press release announcing certain of the matters described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding the impact of the Partnership’s inability to remain in compliance with the NYSE’s listing standards; the timing of any process involving the any delisting of the common units; and the timing, nature and impact the common units’ trading on the OTC Pink Market. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “anticipates,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, market conditions, and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include actions by NYSE Regulation, brokers and other third parties, equity market conditions, and those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of USD Partners LP dated November 15, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: November 16, 2023	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President, Chief Financial Officer